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                                                                    Exhibit 16.1


                                                           [ANDERSEN LETTERHEAD]


January 30, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the paragraph titled "Change in Accountants" included in the Form S-1 dated January 30, 2002 of Viacell, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP

cc: Ms. Mary Thistle, Vice President of Finance, Viacell, Inc.